                                                                                              EXHIBIT 10.8

                     AMENDED AND RESTATED SUBLEASE AGREEMENT

         THIS AMENDED AND RESTATED SUBLEASE AGREEMENT (this "Sublease"), dated as of September 1, 2004 ("Effective Date"), is made by and between PC MALL,
INC., a Delaware corporation ("Sublessor") and ECOST.COM, Inc., a Delaware corporation ("Sublessee"). This Sublease amends and restates in its entirety the terms and provisions of that certain Sublease Agreement dated February 1999 between Sublessor and Sublessee.

1. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain improved space (the "Subleased
Premises") situated in that certain building (the "Building") located at 2555 W.
190th Street, Torrance, California 90504. The square footage of the Subleased
Premises is set forth in Exhibit "A-1" and is subject to increase at the times and in the amounts set forth on Exhibit "A-1." The Current Subleased Premises are generally depicted on the sketch attached hereto as Exhibit "A-2."
Notwithstanding the foregoing the square footage of the Subleased Premises shall be subject to increase as mutually agreed to by Sublessor and Sublessee.

2. Master Lease. Sublessor is the lessee of the Subleased Premises and other additional office space by virtue of that certain Lease Agreement dated June 3,
1997 (the "Master Lease"), between Comstock Crosser and Associates ("Master
Landlord") and Sublessor, a copy of which is attached hereto as Exhibit "B."
Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Master Lease. Sublessor hereby represents and warrants to
Sublessee that Sublessor is not in default under the Master Lease nor is
Sublessor aware of any default of Master Landlord under the Master Lease.

3. Term.

         3.1 Term. The term (the "Term") of this Sublease shall commence on
January 1, 2003 (the "Commencement Date") and expire on the date that the Master
Lease expires ("Termination Date").

4. Rent.

         4.1 Basic Rent. Sublessee shall pay to Sublessor monthly the amount set forth on Exhibit "A-1" which shall be adjusted at the times and in the amounts set forth on Exhibit "A-1," and periodically based on any rental adjustments made pursuant to the Master Lease. Rent shall be payable in lawful money of the
United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

         4.2      Additional Rent.

                  (a) Sublessee shall pay to Sublessor as additional rent for the Subleased Premises Sublessee's proportionate share ("Sublessee's
Proportionate Share") of Tenant's proportionate share of all additional rent, operating expenses, amortization of leasehold improvements, real estate taxes any and all other costs, expenses and impositions required to be paid by
Sublessor pursuant to the Master Lease or historically charged to Sublessee under this Sublease, excluding charges for usage of telecommunications systems and computer hardware and software. Sublessee's Proportionate Share shall be equal to a fraction the numerator consisting of the then existing rentable square feet of the Subleased Premises and the denominator consisting of the rentable square feet of the Premises. Sublessee shall pay Sublessee's
Proportionate Share to Sublessor concurrently with the payment of Base Rent.

                  (b) In addition, to the extent that during the term hereof,
Sublessee requires extraordinary services or any resource in excess of that customarily supplied to Sublessor's other premises under the Master Lease,
Sublessee shall contract, at Sublessee's sole costs and expense, with Master
Landlord for such services. Sublessor and Sublessee acknowledge and agree that
Sublessee shall not be required to pay any additional charge for basic services
Master Landlord is required to so provide without additional charge to
Sublessor.

                  (c) Any and all amounts paid by Sublessee pursuant to this
Section 4.2 shall constitute additional rent for purposes of this Sublease.

5. Use. The Subleased Premises shall be used and occupied for office, retail, warehouse and/or distribution of computers and related equipment and other uses related to Sublessee's business any other uses permitted under the Master Lease.
Sublessee's business shall be conducted throughout the term hereof so as not to violate any term, provision or condition of the Master Lease. Sublessee shall comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the term hereof regulating the use by Sublessee of the Subleased Premises; provided, however,
Sublessee shall not be responsible for violations of applicable law relating to the Subleased Premises occurring prior to Sublessee's occupancy of the Subleased
Premises.

6.       Environmental Matters.

         (a) For purposes of this Sublease:

                  (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Subleased Premises or the Building so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                  (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning Hazardous Substances, and the protection of human health, safety and the environment, all as may be amended from time to time.

                  (iii) "Hazardous Substances" as used herein means any
hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws
(including, without limitation, the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the
Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA") and any
solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

         (b) Sublessee represents that all its activities on the Subleased
Premises or the Building during the course of this Sublease will be conducted in compliance with Environmental Laws. Sublessee warrants that at its warehouse facilities (i) to Sublessee's actual knowledge, is currently in compliance with all applicable Environmental Laws and (ii) that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Sublessee of any
Environmental Laws. Sublessee, at Sublessee's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under
Environmental Laws for Sublessee's operation of its business on the Subleased
Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Sublessee, at Sublessee's sole cost and expense shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations with any other applicable
Environmental Laws. Sublessee warrants that it will apply for all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Sublessee's operation of its business on the Subleased Premises prior to the Commencement Date and will obtain prior to the Commencement Date or as soon thereafter as reasonably possible all such permits, licenses or approvals.

         (c) Sublessee shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Subleased Premises or the Building without the prior written consent of Sublessor, which consent shall not be unreasonably withheld; provided, however, that the consent of Sublessor shall not be required for the use at the Subleased Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Sublessee, at the Subleased Premises, in the routine operation or maintenance of Sublessee's office equipment or in the routine janitorial service, cleaning and maintenance for the Subleased Premises. For purposes of this Section 6,
Sublessor shall be deemed to have reasonably withheld consent if Sublessor determines that the presence of such Hazardous Substance within the Subleased
Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building.

         (d) Sublessee shall not cause or permit the release of any Hazardous
Substances by Sublessee or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Subleased
Premises or the Building in any manner that violates any Environmental Laws. If such release shall occur, Sublessee shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination,
(ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, and (iii) notify and keep Sublessor and Master
Landlord reasonably informed of such release and response.

         (e) Sublessee shall under no circumstances whatsoever (i) cause or permit any activity on the Subleased Premises which would cause the Subleased
Premises to become subject to regulation as a hazardous waste treatment, storage or under RCRA or the regulations promulgated thereunder; (ii) discharge
Hazardous Substances into the storm sewer system serving the Building; or (iii)
install any storage tank or underground piping on or under the Subleased
Premises.

         (f) Sublessee shall and hereby does indemnify Sublessor and Master
Landlord and hold Sublessor and Master Landlord harmless from and against any and all expense, loss, and liability suffered by Sublessor or Master Landlord
(with the exception of those expenses, losses, and liabilities arising from
Sublessor's or Master Landlord's own negligence or willful act), by reason of
Sublessee's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous
Substances (whether accidental, intentional, or negligent) or by reason of
Sublessee's breach of any of the provisions of this Section 6. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Sublessor or Master Landlord may incur to comply with any
Environmental Laws as a result of Sublessee's failure to comply therewith; (ii)
any and all costs that Sublessor or Master Landlord may incur in studying or remedying any Contamination at or arising from the Subleased Premises or the
Building; (iii) any and all costs that Sublessor or Master Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances;
(iv) any and all fines, penalties or other sanctions assessed upon Sublessor or
Master Landlord by reason of Sublessee's failure to comply with Environmental
Laws; and (v) any and all legal and professional fees and costs incurred by
Sublessor or Master Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Sublease.

         (g) Sublessor and Master Landlord shall have the right, but not the obligation, to enter the Subleased Premises at reasonable times throughout the
Term upon two (2) business days prior notice, except in the event of any emergency, to audit and inspect the Subleased Premises for Sublessee's compliance with this Section 6.

7. Tenant Improvements; Condition of Premises and Alterations. The Subleased
Premises sublet hereunder shall be taken and leased by Sublessee in their "as is" condition existing as of the date hereof. Except for non-structural alterations, Sublessee shall not make or suffer to be made any alterations, additions or improvements to or of the Subleased Premises or any part thereof without first obtaining the prior written consent of Sublessor and Master
Landlord. Sublessor agrees that Sublessor's consent to such alterations, additions or improvements shall not be unreasonably withheld or delayed. In the event Sublessor consents to the making of any alterations, additions or improvements to the Subleased Premises by Sublessee the same shall be made by
Sublessee at Sublessee's sole cost and expense. All alterations, additions and improvements made by Sublessee pursuant to this Sublease shall at the expiration of the Term hereof become the property of Sublessor without any additional consideration. Upon the expiration or sooner termination of the Term hereof,
Sublessee shall, upon written demand by Sublessor given at least thirty (30)
days prior to the end of the term, at Sublessee's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Sublessee, designated by Sublessor to be removed and further, Sublessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Subleased Premises caused by such removal.
In all events, Sublessee shall maintain the Subleased Premises in good condition and repair and shall surrender the Subleased Premises to Sublessor upon expiration of this Sublease, or the sooner termination thereof, in good condition and repair, excluding ordinary wear and tear.

8. Liens. Sublessee shall keep the Subleased Premises and all alterations, additions and improvements thereto, free from any liens arising out of any work performed or obligations incurred by or for Sublessee or materials furnished to
Sublessee. Sublessor shall have the right to post notices of no responsibility with respect to any work performed or obligations incurred by or for Sublessee or materials furnished to Sublessee. If Sublessee fails to keep the Subleased
Premises free from any such liens and does not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Sublessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Sublessor and all expenses incurred by it in connection therewith (including, without limitation, reasonable attorneys' fees) shall create automatically an obligation of Sublessee to pay an equivalent amount as additional rent, which additional rent shall be payable by Sublessee on Sublessor's demand with interest at the maximum rate per annum permitted by law until paid. Such interest charged shall not constitute Sublessor's exclusive remedy nor compromise or limit any other rights granted Sublessor by this Sublease or by law or equity. Nothing herein shall imply any consent by Sublessor to subject
Sublessor's estate to liability under any mechanics' lien law. Sublessee may contest the validity and/or amount of any lien imposed on the Subleased
Premises, provided that Sublessee has caused such lien to be released of record by the payment or posting of the proper bond.

9. Repairs. Sublessee shall promptly make all repairs to the Subleased Premises not required to be made by Master Landlord pursuant to the Master Lease, including, but not limited to special items and equipment installed by or on behalf of Sublessee. Sublessee shall pay for any repairs to the Subleased
Premises or the Building made necessary by any act, neglect, misuse or omission of duty by Sublessee or its assignees, subtenants, employees, invitees or their respective agents or other persons permitted in the Subleased Premises or on any other portion of the Building by Sublessee, or any of them, and will maintain the Subleased Premises, and will leave the Subleased Premises upon termination of this Sublease, in a safe, clean, neat and sanitary condition. If Sublessee fails to maintain the Subleased Premises in good order, condition and repair,
Sublessor shall give Sublessee notice to do such acts as are reasonably required to so maintain the Subleased Premises. If Sublessee fails to promptly commence such work and diligently prosecute it to completion, Sublessor shall have the right to do such acts and expend such funds at the expense of Sublessee as are reasonably required to perform such work. Prior to commencing any item of repair or maintenance work which is connected to the Building or may affect any structural portion of the Building or any of its basic systems (including, without limitation, air conditioning, heating, plumbing, electrical, and light fixtures), Sublessee shall notify Master Landlord and Sublessor and obtain
Master Landlord's and Sublessor's prior written approval of the contractor who will perform such work. Master Landlord or Sublessor may elect to perform the required work at Sublessee's cost. All amounts payable by Sublessee to Sublessor pursuant to this Section 9 shall be paid as additional rent within ten (10) days after Sublessor delivers to Sublessee invoices or cancelled checks evidencing such payment obligations. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Master Landlord shall remain responsible for the performance of all repairs expressly required to be performed by Master Landlord pursuant to the terms and conditions of the Master Lease ("Landlord's Repair
Obligations"). Sublessee shall notify both Master Landlord and Sublessor in the event that Master Landlord shall fail to perform Landlord's Repair Obligations.
Upon such notification and in addition to such other rights and remedies
Sublessor shall have under the Master Lease, Sublessor shall either (i) take reasonable action under the Master Lease to require Master Landlord to perform its obligations thereunder, or (ii) permit Sublessee, with Sublessor's reasonable cooperation, to enforce Master Landlord's repair obligations under the Master Lease.

10. Damage or Destruction. In the event of damage or destruction to the Building or any part thereof, the Master Lease shall either continue or terminate pursuant to the Master Lease. If the Master Lease terminates, the Sublease shall also terminate. If the Master Lease does not terminate, then Master Landlord shall commence the necessary repair or restoration of the Building, including that portion of the Subleased Premises, if any, suffering damage or destruction, as required under the Master Lease. Sublessor shall have no responsibility whatsoever for the repair or restoration of the Subleased Premises, it being acknowledged by Sublessee that any repairs must be performed, if at all, by
Master Landlord. There shall be no reduction or abatement of rent for any period during which Sublessee is unable to use the Subleased Premises, in whole or in part, due to the repairs or restoration required under this paragraph, unless
Sublessor actually receives a reduction or abatement in rent under the terms of the Master Lease and then, only to the extent such reduction or abatement relates to the Subleased Premises. In any event Sublessee shall not be entitled to any insurance proceeds or other remuneration except for insurance proceeds from insurance policies it purchased for its own personal property.

11. Eminent Domain or Condemnation. In the event a proceeding in eminent domain or condemnation is instituted against the Building, or any part thereof, the
Master Lease shall either continue or terminate pursuant to the Master Lease. If the Master Lease terminates, this Sublease shall also terminate. If the Master
Lease does not terminate and the Subleased Premises have not been materially affected, then the Sublease shall continue in full force and effect except that the rental payable hereunder shall be reduced to the extent that rent applicable to the Subleased Premises is equitably reduced under the Master Lease. If the
Master Lease does not terminate and the Subleased Premises are materially and substantially affected by the proceeding in eminent domain or condemnation, then
Sublessee shall have the right to terminate the Sublease. In any event,
Sublessee shall not be entitled to any award of damages for Sublessee's interest in the Subleased Premises. Notwithstanding the foregoing, nothing contained herein shall prevent Sublessee from seeking an award against a taking authority for the taking of personal property and fixtures owned by Sublessee or for moving expenses as a result of such taking; provided however, the award sought and received by Sublessee shall not diminish or affect, in whole or in part the award sought by Master Landlord or Sublessor.

12. Waiver of Liability; Indemnification. Without limiting in any way the effect or generality of all indemnification and waiver provisions contained as part of the terms of the Master Lease, which are incorporated herein pursuant to Section
14 below, Sublessee hereby agrees that:

         (a) Sublessor shall not be liable to Sublessee, and Sublessee hereby waives all claims against Sublessor, for any injury or damage to any person or property in or about the Subleased Premises by or from any cause whatsoever other than by reason of the negligent acts or willful misconduct of Sublessor.

         (b) Sublessee shall defend, indemnify and hold Sublessor and Master
Landlord harmless against any and all claims or liability for any injury or damage to any person or property whatsoever when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same, by Sublessee, its agents, servants, employees, or invitees: (i) occurring in, on, or about the Subleased Premises or any part thereof, and (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways) the use of which Sublessee may have in conjunction with other tenants of the Building.

         (c) Sublessee and Sublessor each hereby, on behalf of itself and all persons and parties claiming under or through it, including without limitation its insurance carrier(s), waives any right of recovery or claim against the other for any damage to or destruction of any property located in or about the
Subleased Premises which results from or arises out of any casualty or event insured by any casualty and/or property insurance policy carried by such waiving party, regardless of the cause or origin of such casualty or event, including without limitation, the negligence of Sublessee or Sublessor.

13.      Assignment and Subletting.

         (a) Sublessee shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sub-sublet the Subleased Premises, or suffer any other person to occupy or use the
Subleased Premises or any portion thereof, without the prior written consent of
Sublessor and Master Landlord (to the extent Master Landlord's consent is required pursuant to the Master Lease) as provided herein, nor shall Sublessee permit any lien to be placed on the Sublessee's interest by operation of law or otherwise.

         (b) Any sub-subletting hereunder by Sublessee shall not result in
Sublessee being released or discharged from any liability under this Sublease.
Any consent by Sublessor to any sub-subletting of the Subleased Premises or any part thereof by Sublessee shall not be deemed to be a consent to any other sub-subletting of the Subleased Premises and shall not constitute a waiver of the requirements of Sublessor's consent to any other sub-subletting of the
Subleased Premises as such requirement is stated herein. Any sale, assignment, encumbrance, sub-subletting, occupation, lien or other transfer of this Sublease which does not comply with the provisions of this paragraph shall be voidable and at Sublessor's election shall constitute a default hereunder.

         (c) Sublessee shall pay to Sublessor of all rent received by Sublessee from any sub-subletting hereunder in excess of the rent payable by Sublessee to
Sublessor under this Sublease, and any sums paid to Sublessee by any assignee hereunder in consideration of the assignment of this Sublease. Sublessee hereby irrevocably assigns to Sublessor, as security for Sublessee's obligations under this Sublease, all rent from any sub-subletting provided, however, that until the occurrence of an event of default by Sublessee hereunder, Sublessee shall have the right to collect such rent.

14. Incorporation of Terms of Master Lease. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease but only to the extent that the terms of the Master Lease relate to the Subleased Premises, except for the basic rent obligations set forth in the Master Lease. Sublessee shall and hereby agrees to be subject to and bound by and to comply with the
Master Lease with respect to the Subleased Premises and to satisfy all applicable terms and conditions of the Master Lease for the benefit of both
Sublessor and Master Landlord, and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of the Sublessee to pay rent or comply with any of the provisions of this Sublease,
Sublessor may exercise any and all rights and remedies granted to Master
Landlord by the Master Lease, as well as any and all rights and remedies granted to Sublessor by this Sublease. It is further understood and agreed that the
Sublessor has no duty or obligation to the Sublessee under the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Sublease, provided, however, that Sublessor shall not be liable to
Sublessee for any earlier termination of the Master Lease which is not due to the fault of Sublessor. Whenever the provisions of the Master Lease which have been incorporated as provisions of this Sublease require the written consent of the Master Landlord, said provisions shall be construed to require the written consent of both the Master Landlord and the Sublessor. Sublessor hereby covenants that its consent shall not be unreasonably withheld or delayed.
Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof shall likewise terminate this
Sublease. Sublessee further agrees that, in executing this Sublease and assuming the obligations of lessee under the Master Lease (to the extent applicable), it has not been granted any of the rights of Sublessor, as lessee under the Master
Lease, such rights being specifically reserved by Sublessor, except to the extent granted to Sublessee hereunder. In the event of any inconsistencies between any of the provisions of this Sublease and the Master Lease, the terms of this Sublease shall govern.

15. Personal Property Taxes. Sublessee shall pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Sublessee's leasehold improvements, equipment, furniture, fixtures and personal property located in the Subleased Premises.

16.      Default and Remedies.

         (a) The occurrence of any one or more of the following events shall constitute a material default and breach of this Sublease by Sublessee:

                  (i) the failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Sublessor to Sublessee;

                  (ii) the abandonment (but not vacation of the Subleased
Premises provided Sublessee continue to timely pay all rent due hereunder) of the Subleased Premises by Sublessee;

                  (iii) the failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee, where such failure shall continue for a period of twenty
(20) days after written notice thereof by Sublessor to Sublessee. If the nature of such default is such that the same cannot be reasonably cured within such twenty (20) day period, Sublessee shall not be deemed to be in default hereunder if Sublessee shall within such period commence such cure and thereafter diligently prosecute the same to completion, provided Master Landlord has not declared a material default and breach of the Master Lease as a result of
Sublessee's failure to cure such default;

                  (iv) the making by Sublessee of any general assignment or
general arrangement for the benefit of creditors; or the filing by or against
Sublessee of a petition to have Sublessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law, now existing or hereafter amended or enacted, relating to bankruptcy or insolvency (unless, in the case of a petition filed against Sublessee, Sublessee has not consented to, or admitted the material allegation of said petition is dismissed within thirty (30) days);
or the appointment of a trustee or a receiver (other than in a bankruptcy or insolvency proceeding) to take possession of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this
Sublease, where possession is not restored to Sublessee within thirty (30) days;
or

                  (v) Sublessee causes a material default and breach under the
Master Lease.

         (b) In the event of any such material default or breach by Sublessee,
Sublessor may, at any time thereafter, with or without notice or demand, and without limiting Sublessor in the exercise of any right or remedy which
Sublessor may have hereunder, under the Master Lease as incorporated herein or otherwise at law or in equity by reason of such default or breach, including, but not limited to:

                  (i) Terminate this Sublease and Sublessee's right to
possession of the Subleased Premises by notice to Sublessee or any other lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event Sublessor shall be entitled to recover from Sublessee all unpaid installments of rent and other sums due and owing under this Sublease as of the date of Sublessee's default and all damages incurred by Sublessor by reason of
Sublessee's default, including, but not limited to:

                           (A) the cost of recovering possession of the
Subleased Premises; or

                           (B) the worth at the time of award by the court
having jurisdiction thereof of the
amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that
Sublessee proves could be reasonably avoided.

Unpaid installments of rent or other sums shall bear interest from the date due at the highest legal rate permissible in the State where the Subleased Premises are located. In the event Sublessee shall have abandoned the Subleased Premises,
Sublessor shall have the option of (1) taking possession of the Subleased
Premises and recovering from Sublessee the amounts specified hereinabove, or (2)
proceeding under the provisions of the following paragraphs (ii) and/or (iii).

                  (ii) Maintain Sublessee's right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Subleased Premises. In such event Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, including, without limitation, the right to recover the rent as it becomes due hereunder.
Notwithstanding any election by Sublessor not to terminate this Sublease or
Sublessee's right to possession, and whether or not Sublessor has sublet the
Subleased Premises or any part thereof as provided hereinabove, Sublessor shall retain the right to and may at any time thereafter elect to terminate this
Sublease or Sublessee's right to possession for any default of Sublessee which remains uncured or for any subsequent default of Sublessee by giving Sublessee written notice thereof.

                  (iii) Pursue any other remedy now or thereafter available to
Sublessor under the laws or judicial decisions of the State in which the
Subleased Premises are located.

         (c) No entry or taking of possession of the Subleased Premises or any part thereof by Sublessor, nor any subletting thereof by Sublessor for
Sublessee, nor any appointment of a receiver, nor any other act of Sublessor, whether acceptance of keys to the Subleased Premises or otherwise, shall constitute or be construed as an election by Sublessor to terminate this
Sublease or Sublessee's right to possession of the Subleased Premises unless a written notice of such election be given to Sublessee by Sublessor.

         (d) In the event Sublessor elects to terminate this Sublease or
Sublessee's right to possession hereunder, Sublessee shall surrender and vacate the Subleased Premises in broom-clean condition, and Sublessor may re-enter and take possession of the Subleased Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Sublessee remaining on the Subleased Premises at the time of such re-entry may be considered and treated by Sublessor as abandoned.

         (e) Termination of this Sublease or Sublessee's right to possession by
Sublessor shall not relieve Sublessee from any liability to Sublessor under any provision of this Sublease providing for any indemnification of Sublessor by
Sublessee.

17. Brokers. Sublessee and Sublessor each represent and warrant to one another that no brokers brought about or had any connection with the procuring, execution, or delivery of this Sublease, and each party hereto agrees to indemnify and hold the other harmless against any claims by any broker for services rendered to the indemnifying party in connection with this Sublease.

18. Insurance. Sublessee shall during the entire Term of this Sublease, maintain all insurance policies required by Sublessor to be maintained under the Master
Lease in accordance with the terms of the Master Lease to the extent applicable to the Subleased Premises. If requested by the Sublessor, Sublessee shall name
Sublessor as an additional insured on all such policies in which Master Landlord is also named as an additional insured.

19. ADA Compliance. Sublessee shall, at its sole cost and expense, cause the
Subleased Premises to comply at all times with the requirements of the Americans
With Disabilities Act (42 U.S.C. ss. 12181 et seq.), the regulations now or hereafter adopted pursuant thereto, and any and all applicable state or local laws, statutes, ordinances, rules and regulations concerning public accommodations for disabled persons now or hereafter in effect. Sublessee shall indemnify, defend (with counsel approved by Sublessor) and hold Sublessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Sublessee's failure to comply with this Article.

20. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by United States certified or registered mail, postage prepaid, return receipt requested, or sent by reputable overnight courier (such as Federal Express, UPS or DHL with delivery confirmation) and addressed as follows:

         TO SUBLESSOR:              PC MALL, INC.
                                    2555 West 190th Street, Suite 201
                                    Torrance, California 90504
                                    Attn:  Chief Financial Officer

         TO SUBLESSEE:              ECOST.COM, INC.
                                    2555 W. 190th Street, Suite 106
                                    Torrance, California 90504
                                    Attn:  Chief Executive Officer

All notices shall be deemed to have been received at the time of delivery, if personally delivered, or three (3) business days after deposit in the United
States mail as specified above, if mailed or one (1) business day if sent by overnight courier for next business day delivery. Either party may from time to time change the address for delivery of notices and demands by giving notice of such change as specified above. Sublessor shall promptly provide Sublessee with a copy of any notice of default under the Master Lease and any notice relating to the Subleased Premises received by Sublessor from Master Landlord. Sublessee shall forward concurrently to Sublessor any notices sent or received from Master
Landlord relating to the Subleased Premises.

21. Hold Over. In the event of any holding over without the consent of Sublessor beyond the end of the term, this Sublease shall be deemed a tenant at sufferance upon the covenants and conditions herein contained and upon payment of (a) 150%
the monthly rental last paid by Sublessee and (b) prompt reimbursement to
Sublessor of all loss, cost, expense and consequential damages incurred by
Sublessor as a result of such continued tenancy.

22. Captions. The captions of sections of this Sublease are not a part of this
Sublease and shall have no effect upon the construction or interpretation of any part hereof.

23. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

24. Attorneys' Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Sublease (an "Action"), the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys' fees, court costs and litigation expenses, as determined by the court.

25. Post-Judgment Attorneys' Fees. The prevailing party in any Action shall be entitled, in addition to and separately from the amounts receivable under
Section 24 above, to the payment by the losing party of the prevailing party's reasonable attorneys' fees, court costs and litigation expenses incurred in connection with (a) any appellate review of the judgment rendered in such Action or of any other ruling in such Action, and (b) any proceeding to enforce a judgment in such Action. It is the intent of the parties that the provisions of this Section 25 be distinct and severable from the other rights of the parties under this Lease, shall survive the entry of judgment in any Action and shall not be merged into such judgment.

26. Gender and Number. Wherever the context so requires, each gender shall include any other gender, and the singular number shall include the plural and vice-versa.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Separability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provision hereof and all such other provisions shall remain in full force and effect.

29. Effectiveness. This Sublease shall become effective when executed by all the parties hereto. In the event Master Landlord and IDB, however fail to expressly consent to the same within the Approval Period, this Sublease shall terminate.
Sublessor shall return to Sublessee the initial payment of Basic Rent delivered to Sublessor concurrently with the execution hereof by Sublessee, and the parties hereto shall have no further obligation or liability to the other. This
Sublease may be executed by telefacsimile.

30. Quiet Enjoyment. Upon Sublessee paying all Basic Rent, additional rent and other charges due hereunder and observing and performing all of the covenants, conditions and provisions to be performed by Sublessee hereunder, Sublessee shall have quiet possession of the Subleased Premises for the entire term hereof, subject to all of the provisions of this Sublease and the Master Lease.

31. Time of the Essence. Time is of the essence of each provision of this
Sublease where time is an element.

32. Counterparts. This Sublease may be executed in counterparts, each is hereby declared to be an original; all, however constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Sublease on the date first above written.

Executed at Torrance, California
                                                            PC MALL, INC., a Delaware corporation

                                                            By:     /s/ Frank Khulusi
                                                                  Name:  Frank Khulusi
                                                                  Title:    President and CEO

                                                            By:     /s/ Ted Sanders
                                                                  Name:     Ted Sanders
                                                                  Title:    Chief Financial Officer

                                                                            "Sublessor" (Corporate Seal)

Executed at Torrance, California
                                                            ECOST.COM, INC., a Delaware corporation

                                                            By:     /s/ Gary Guy
                                                                  Name:     Gary Guy
                                                                  Title:    President

                                                            By:     /s/ Adam Shaffer
                                                                  Name:     Adam Shaffer
                                                                  Title:    CEO

                                                                            "Sublessee" (Corporate Seal)

                                  EXHIBIT "A-1"

---------------------------------------------- -------------------------- --------------------
                Rental Period                       Square Footage           Monthly Basic
                                                                              Rental Rate
---------------------------------------------- -------------------------- --------------------
---------------------------------------------- -------------------------- --------------------
          Effective Date to 9/30/04                  9900 sq. ft.                $8,217.00
---------------------------------------------- -------------------------- --------------------
---------------------------------------------- -------------------------- --------------------
             10/1/04 to 12/31/04                    10,000 sq. ft.               $8,300.00
---------------------------------------------- -------------------------- --------------------
---------------------------------------------- -------------------------- --------------------
             1/1/05 to 12/31/05                     11,000 sq. ft.               $9,130.00
---------------------------------------------- -------------------------- --------------------
---------------------------------------------- -------------------------- --------------------
         1/1/06 to Termination Date                 14,300 sq. ft.              $11,869.00
---------------------------------------------- -------------------------- --------------------

                                  EXHIBIT "A-2"

                               Subleased Premises

                                   EXHIBIT "B"

                                  Master Lease